News Release
Integra Bank Corporation Reports 10.5% Increase in Third Quarter 2007 Net Income From Second Quarter of 2007
•	Commercial Loan Growth Continues—Up $76 Million or 21.1% Annualized from Second Quarter of 2007

•	Net Interest Income Increases $1.1 Million—Margin Increased 12 basis points to 3.52%

•	Positive Operating Leverage of 3%

•	Net Charge-Offs Remain Low at 13 Basis Points
EVANSVILLE, INDIANA — October 16, 2007 — Integra Bank Corporation (Nasdaq Global Market: IBNK) today reported net income for the third quarter of 2007 of $9.2 million, an increase of $0.9 million or 10.5% over second quarter 2007 results. Diluted earnings per share were $0.45, compared to $0.41 for both the first and second quarters of 2007. Returns on assets and equity were 1.13% and 11.34% for the third quarter of 2007, as compared to 1.04% and 10.71% for the second quarter of 2007.
Third quarter 2007 results included increases in net-interest income of $1.1 million and non-interest income of $0.5 million, partially offset by increases in non-interest expense of $0.4 million, the provision for loan losses of $0.3 million and an increase in tax expense of $0.1 million. Operating leverage was a positive 3.0% for the third quarter of 2007.
“We are pleased with our growth in net interest income, the expansion of our margin, continued strong commercial loan growth and our increase in operating leverage during the quarter,” stated Mike Vea, Chairman, President and CEO. “Our financial results in these areas indicate that we are achieving our goals to improve our earning asset mix and grow our customer base and do more with them.”
“We are also very excited about our announcement during the quarter of the signing of a definitive agreement to acquire Peoples Community Bancorp, of Cincinnati, Ohio,” Vea added. “Peoples has a solid customer base and excellent locations in high growth sections within the Greater Cincinnati MSA. The merger is consistent with our strategy to expand in faster growing, higher income, more densely populated markets that complement our existing franchise and provide growth and expansion opportunities.”
Commercial Loan Growth Continues
Higher yielding commercial loan average balances increased $76.0 million during the third quarter, as compared to the preceding quarter, a 21.1% annualized growth rate. This growth came in the areas of commercial real estate and Cincinnati commercial. Commercial loan average balances were 52.1% of earning assets for the third quarter of 2007, up from 49.7% for the second quarter of 2007, and 42.3% for the first quarter of 2007.
Direct consumer loan average balances increased $4.8 million in the third quarter, or 12.0% annualized. The increases in commercial and direct consumer loans more than offset planned declines of $7.0 million in indirect consumer loans and residential mortgage loans of $26.9 million. Both the indirect and residential mortgage reductions were in line with the company’s strategy to improve its earning asset mix.

Integra Bank Corporation	21 S.E. Third Street	P.O. Box 868	Evansville, Indiana 47705-0868	1-800-467-1928	integrabank.com

Net Interest Margin and Net Interest Income
The net interest margin was 3.52% for the third quarter of 2007, compared to 3.40% for the second quarter of 2007, while net interest income increased $1.1 million from the second quarter.
The yield on earning assets for the third quarter increased by 18 basis points from the second quarter to 7.19%. The improved yield was driven by the improved asset mix, as well as increases in yields on commercial loans of 8 basis points to 7.98% and consumer loans of 17 basis points to 7.46%. Time deposit rates increased only 1 basis point during the third quarter to 4.75%, in part due to the maturity or repricing of higher cost certificates of deposit across Integra’s footprint.
Non-Interest Income
Third quarter 2007 non-interest income was $10.4 million, an increase of $0.5 million, or 4.6%, from the second quarter. Third quarter results included a gain of $1.0 million on the sale of Mastercard stock, offset by losses on the sale of securities of $0.8 million. Deposit service charges were $5.4 million for both the second and third quarters of 2007.
Non-Interest Expense
Third quarter 2007 non-interest expense was $22.2 million, a $0.4 million or 1.7% increase from the second quarter of 2007. Personnel expenses declined by $0.4 million, but were offset by slight increases in other areas.
Credit Quality
The provision for loan losses was $0.7 million for the third quarter of 2007, compared to $0.5 million for the second quarter. Net charge-offs totaled $0.7 million, resulting in a net charge-off ratio of 0.13% for the third quarter, compared to $1.2 million or 0.22% for the second quarter. The year to date net charge-off ratio declined to 0.17%.
The allowance for loan losses at September 30, 2007 was 164% of non-performing and 1.15% of total loans, compared to 192% and 1.19% at June 30, 2007. The ratio of non-performing loans to total loans at September 30, 2007 was 0.70%, compared to 0.62% at June 30, 2007 and 0.50% at March 31, 2007. Non-performing loans in our Chicago region represented 47.8% of the company’s total non-performing loans at September 30, 2007. Non-performing loans increased $2.3 million from June 30, 2007.
Income Taxes
The effective tax rate for the third quarter of 2007 was 24.0%, compared to the 25.4% for the second quarter of 2007. The effective tax rate for the remainder of 2007 is expected to be between 24% and 25%.
Capital
Integra’s capital ratios all remain strong and within the regulatory requirements for being well capitalized as well as Integra’s internal policy guidelines.
Definitive Agreement to Acquire Peoples Community Bancorp
On September 13, 2007, Integra announced that it had entered into a definitive agreement to acquire Peoples Community Bancorp, Inc. of Cincinnati, Ohio (“Peoples”). Peoples is the holding company for Peoples Community Bank, a federally chartered stock savings bank, with 19 offices and 24 ATMs in the Greater Cincinnati metropolitan area. Under the terms of the merger agreement, which has been approved by both companies’ boards of directors, each share of Peoples stock will be converted into the right to receive 0.6175 shares of Integra common stock and $6.30 in cash. Based upon Integra’s closing price on September 12, 2007 of $18.45 per share, the merger consideration is equivalent to $17.69 per share of Peoples common stock or $85.6 million in total. Integra will also pay approximately $0.7 million for Peoples stock options.

The transaction is expected to close in the first quarter of 2008, pending Peoples’ shareholder approval, regulatory approvals and other customary closing conditions. Based upon financial data for Integra and Peoples as of June 30, 2007, the combined company will have approximately $4.2 billion in total assets, $3.2 billion in deposits and $2.9 billion in loans.
Conference Call
Integra executive management will hold a conference call to discuss the contents of this news release, business highlights and its financial outlook on Tuesday, October 16, 2007, at 8:00 a.m. CDT. The telephone number for the conference call is (888) 298-3451, confirmation code 9473135. The conference call will also be available by webcast at http://www.integrabank.com/webcasts.
About Integra
Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of September 30, 2007, Integra has $3.3 billion in total assets and operates 80 banking centers and 135 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Moody’s Investors Service has assigned an investment grade rating of A3 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of October 1, 2007, has IBNK outperforming 91.5% of the companies in the Russell 3000 Index and 92.8% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.
Safe Harbor
Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the markets in which Integra does business, are less favorable than expected; (2) changes in the interest rate environment that reduce net interest margin; (3) charge-offs and loan loss provisions; (4) the ability of Integra to maintain required capital levels and adequate sources of funding and liquidity; (5) changes and trends in capital markets; (6) competitive pressures among depository institutions increase significantly; (7) effects of critical accounting policies and judgments; (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (9) legislative or regulatory changes or actions, or significant litigation that adversely affect Integra or the business in which Integra is engaged; (10) ability to attract and retain key personnel; (11) difficulties in combining the operations of Peoples; (12) ability to secure confidential information through the use of computer systems and telecommunications network; and (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity, and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:
Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, CFO, EVP-Finance and Risk — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677
Web site:
http://www.integrabank.com

Summary Operating Results Data
Here is a summary of Integra’s third quarter 2007 operating results:
Net income of $9.2 million for third quarter of 2007
•	Compared with $8.3 million for second quarter 2007

•	Compared with $8.2 million for third quarter 2006
Diluted net income per share of $0.45 for third quarter 2007
•	Compared with $0.41 for second quarter 2007

•	Compared with $0.46 for third quarter 2006
Return on assets of 1.13% for third quarter 2007
•	Compared with 1.04% for second quarter 2007

•	Compared with 1.19% for third quarter 2006
Return on equity of 11.34% for third quarter 2007
•	Compared with 10.71% for second quarter 2007

•	Compared with 14.06% for third quarter 2006
Net interest margin of 3.52% for third quarter 2007
•	Compared with 3.40% for second quarter 2007

•	Compared with 3.41% for third quarter 2006
Allowance for loan losses of $26.4 million or 1.15% of loans at September 30, 2007
•	Compared with $26.4 million or 1.19% at June 30, 2007

•	Compared with $21.4 million or 1.19% at September 30, 2006

•	Equaled 164.5% of non-performing loans at September 30, 2007, compared with 191.6% at June 30, 2007 and 271.0% at September 30, 2006
Non-performing loans of $16.1 million or 0.70% of loans at September 30, 2007
•	Compared with $13.8 million or 0.62% of loans at June 30, 2007

•	Compared with $7.9 million or 0.44% at September 30, 2006
Annualized net charge-off rate of 0.13% for third quarter 2007
•	Compared with 0.22% for second quarter 2007

•	Compared with 0.13% for third quarter 2006

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,	September 30,
ASSETS	2007	2006	2006
Cash and due from banks	$64,079	$65,400	$65,402
Federal funds sold and other short-term investments	7,895	3,998	2,455
Loans held for sale (at lower of cost or market value)	6,711	1,764	1,399
Securities available for sale	589,384	614,718	636,437
Regulatory stock	29,187	24,410	26,620
Loans:
Commercial loans	1,572,013	1,018,930	1,013,833
Consumer loans	422,737	421,957	424,468
Mortgage loans	305,238	350,089	360,714
Less: Allowance for loan losses	(26,401)	(21,155)	(21,403)

Net loans	2,273,587	1,769,821	1,777,612
Premises and equipment	51,297	46,157	47,310
Goodwill	123,309	44,491	44,491
Other intangible assets	12,106	6,832	7,065
Other assets	159,765	106,888	102,515

TOTAL ASSETS	$3,317,320	$2,684,479	$2,711,306

LIABILITIES
Deposits:
Non-interest-bearing demand	$269,441	$252,851	$250,303
Savings & interest checking	509,793	497,548	490,630
Money market	393,612	296,732	290,138
Certificates of deposit and other time deposits	1,211,107	906,721	960,794

Total deposits	2,383,953	1,953,852	1,991,865
Short-term borrowings	222,422	217,518	202,598
Long-term borrowings	327,167	254,521	255,271
Other liabilities	58,688	23,114	22,864

TOTAL LIABILITIES	2,992,230	2,449,005	2,472,598

SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized — None outstanding
Common stock — $1.00 stated value - 29,000 shares authorized	20,649	17,794	17,704
Additional paid-in capital	206,582	135,054	132,714
Retained earnings	102,815	88,355	93,980
Accumulated other comprehensive income (loss)	(4,956)	(5,729)	(5,690)

TOTAL SHAREHOLDERS’ EQUITY	325,090	235,474	238,708

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,317,320	$2,684,479	$2,711,306

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
INTEREST INCOME
Interest and fees on loans and leases	$43,586	$41,486	$32,130	$32,860	$32,836
Interest and dividends on securities	7,294	7,495	7,289	7,521	7,817
Dividends on regulatory stock	314	281	346	328	298
Interest on loans held for sale	77	45	28	31	44
Interest on federal funds sold and other investments	56	60	49	62	40

Total interest income	51,327	49,367	39,842	40,802	41,035

INTEREST EXPENSE
Interest on deposits	19,790	20,017	14,684	15,138	14,901
Interest on short-term borrowings	2,648	2,264	2,018	2,147	2,418
Interest on long-term borrowings	4,191	3,519	2,811	2,889	2,899

Total interest expense	26,629	25,800	19,513	20,174	20,218

NET INTEREST INCOME	24,698	23,567	20,329	20,628	20,817
Provision for loan losses	723	455	735	18,091	950

Net interest income after provision for loan losses	23,975	23,112	19,594	2,537	19,867

NON-INTEREST INCOME
Service charges on deposit accounts	5,408	5,408	4,218	4,842	4,946
Trust income	588	602	614	595	576
Debit card income-interchange	1,136	1,064	895	954	809
Other service charges and fees	1,286	1,133	1,204	939	976
Securities gains (losses)	219	56	166	589	(13)
Gain (Loss) on sale of other assets	(5)	60	539	6	(39)
Other	1,755	1,608	1,579	1,518	1,951

Total non-interest income	10,387	9,931	9,215	9,443	9,206

NON-INTEREST EXPENSE
Salaries and employee benefits	11,319	11,693	10,765	9,564	10,003
Occupancy	2,474	2,388	2,107	2,143	1,971
Equipment	832	822	824	813	898
Professional fees	1,073	893	1,137	859	614
Communication and transportation	1,490	1,303	1,171	1,218	1,235
Other	5,054	4,771	4,163	4,263	3,878

Total non-interest expense	22,242	21,870	20,167	18,860	18,599

Income before income taxes	12,120	11,173	8,642	(6,880)	10,474
Income taxes expense (benefit)	2,914	2,840	1,286	(4,280)	2,274

NET INCOME (LOSS)	$9,206	$8,333	$7,356	$(2,600)	$8,200

Earnings per share:
Basic	$0.45	$0.41	$0.42	$(0.15)	$0.47
Diluted	0.45	0.41	0.41	(0.15)	0.46

Weighted average shares outstanding:
Basic	20,527	20,331	17,678	17,697	17,589
Diluted	20,545	20,407	17,786	17,864	17,752

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans and leases	$43,586	$32,836	$117,202	$92,644
Interest and dividends on securities	7,294	7,817	22,078	23,416
Dividends on regulatory stock	314	298	941	1,151
Interest on loans held for sale	77	44	150	109
Interest on federal funds sold and other investments	56	40	165	271

Total interest income	51,327	41,035	140,536	117,591

INTEREST EXPENSE
Interest on deposits	19,790	14,901	54,491	39,283
Interest on short-term borrowings	2,648	2,418	6,930	6,427
Interest on long-term borrowings	4,191	2,899	10,521	10,203

Total interest expense	26,629	20,218	71,942	55,913

NET INTEREST INCOME	24,698	20,817	68,594	61,678
Provision for loan losses	723	950	1,913	2,203

Net interest income after provision for loan losses	23,975	19,867	66,681	59,475

NON-INTEREST INCOME
Service charges on deposit accounts	5,408	4,946	15,034	14,037
Trust income	588	576	1,804	1,766
Debit card income-interchange	1,136	809	3,095	2,347
Other service charges and fees	1,286	976	3,623	3,216
Securities gains (losses)	219	(13)	441	(12)
Gain on sale of other assets	(5)	(39)	594	87
Other	1,755	1,951	4,942	4,943

Total non-interest income	10,387	9,206	29,533	26,384

NON-INTEREST EXPENSE
Salaries	11,319	10,003	33,777	30,426
Occupancy	2,474	1,971	6,969	6,039
Equipment	832	898	2,478	2,599
Professional fees	1,073	614	3,103	2,096
Communication and transportation	1,490	1,235	3,964	3,715
Other	5,054	3,878	13,988	12,142

Total non-interest expense	22,242	18,599	64,279	57,017

Income before income taxes	12,120	10,474	31,935	28,842
Income taxes expense	2,914	2,274	7,040	6,695

NET INCOME	$9,206	$8,200	$24,895	$22,147

Earnings per share:
Basic	$0.45	$0.47	$1.28	$1.27
Diluted	0.45	0.46	$1.27	1.26

Weighted average shares outstanding:
Basic	20,527	17,589	19,523	17,496
Diluted	20,545	17,752	19,583	17,644

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
EARNINGS DATA
Net Interest Income (tax-equivalent)	$25,495	$24,366	$20,945	$21,286	$21,490
Net Income (Loss)	9,206	8,333	7,356	(2,600)	8,200
Basic Earnings Per Share	0.45	0.41	0.42	(0.15)	0.47
Diluted Earnings Per Share	0.45	0.41	0.41	(0.15)	0.46
Dividends Declared	0.18	0.18	0.17	0.17	0.17
Book Value	15.74	15.33	13.51	13.23	13.48
Tangible Book Value	9.19	8.92	10.61	10.35	10.57

PERFORMANCE RATIOS
Return on Assets	1.13%	1.04%	1.12%	(0.38)%	1.19%
Return on Equity	11.34	10.71	12.62	(4.26)	14.06
Net Interest Margin (tax-equivalent)	3.52	3.40	3.48	3.41	3.41
Tier 1 Capital to Risk Assets	9.30	9.41	11.01	10.80	11.23
Capital to Risk Assets	11.52	11.76	12.71	12.51	12.95
Tangible Equity to Tangible Assets	5.96	5.97	7.20	6.99	7.04
Efficiency Ratio	61.09	62.65	66.46	61.80	59.81

AT PERIOD END
Assets	$3,317,320	$3,214,362	$2,656,211	$2,684,479	$2,711,306
Interest-Earning Assets	2,933,165	2,862,520	2,415,717	2,435,866	2,465,926
Commercial Loans	1,572,013	1,467,730	1,040,004	1,018,930	1,013,833
Consumer Loans	422,737	426,086	412,576	421,957	424,468
Mortgage Loans	305,238	324,411	337,480	350,089	360,714
Total Loans	2,299,988	2,218,227	1,790,060	1,790,976	1,799,015
Deposits	2,383,953	2,415,619	1,995,728	1,953,852	1,991,865
Low Cost Deposits (1)	779,234	791,587	742,645	750,399	740,933
Interest-Bearing Liabilities	2,664,101	2,585,213	2,141,347	2,173,040	2,199,431
Shareholders’ Equity	325,090	316,313	238,707	235,474	238,708
Unrealized Gains (Losses) on Market Securities (FASB 115)	(4,171)	(6,848)	(3,294)	(4,879)	(5,747)

AVERAGE BALANCES
Assets	$3,232,918	$3,198,981	$2,658,785	$2,707,539	$2,724,641
Interest-Earning Assets (2)	2,882,412	2,866,946	2,417,417	2,469,010	2,487,752
Commercial Loans	1,501,430	1,425,439	1,021,373	1,028,889	1,010,665
Consumer Loans	423,607	427,419	416,532	423,325	425,651
Mortgage Loans	313,535	340,430	342,344	355,412	361,837
Total Loans	2,238,572	2,193,288	1,780,249	1,807,626	1,798,153
Deposits	2,377,662	2,435,682	1,980,454	2,016,184	2,025,797
Low Cost Deposits (1)	794,157	799,513	738,439	742,090	742,405
Interest-Bearing Liabilities	2,595,245	2,572,178	2,148,320	2,187,665	2,219,894
Shareholders’ Equity	322,028	312,063	236,333	242,248	231,330
Basic Shares	20,527	20,331	17,678	17,697	17,589
Diluted Shares	20,545	20,407	17,786	17,864	17,752

(1)	Defined as interest checking, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands, except ratios and yields)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans	$14,543	$12,975	$8,816	$8,625	$7,844
Loans 90+ Days Past Due	1,508	801	49	228	54

Non-Performing Loans	16,051	13,776	8,865	8,853	7,898
Other Real Estate Owned	4,016	3,563	1,246	936	779

Non-Performing Assets	$20,067	$17,339	$10,111	$9,789	$8,677

Allowance for Loan Losses:
Beginning Balance	$26,390	$21,165	$21,155	$21,403	$21,043
Allowance Associated with Acquisition	—	5,982	—	—	—
Provision for Loan Losses	723	455	735	18,091	950
Recoveries	362	426	348	463	343
Loans Charged Off	(1,074)	(1,638)	(1,073)	(18,802)	(933)

Ending Balance	$26,401	$26,390	$21,165	$21,155	$21,403

Ratios:
Allowance for Loan Losses to Loans	1.15%	1.19%	1.18%	1.18%	1.19%
Allowance for Loan Losses to Average Loans	1.18	1.20	1.19	1.17	1.19
Allowance to Non-performing Loans	164.48	191.57	238.75	238.96	270.99
Non-performing Loans to Loans	0.70	0.62	0.50	0.49	0.44
Non-performing Assets to Loans and Other Real Estate Owned	0.87	0.78	0.56	0.55	0.48
Net Charge-Off Ratio	0.13	0.22	0.17	4.03	0.13

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	7.67%	7.52%	7.25%	7.18%	7.21%
Securities	5.28	5.16	5.17	5.17	5.13
Regulatory Stock	4.80	4.36	5.68	5.05	4.40
Other Earning Assets	6.16	4.60	5.92	5.68	6.58

Total Earning Assets	7.19	7.01	6.76	6.64	6.63

Cost of Funds
Interest Bearing Deposits	3.75	3.73	3.44	3.41	3.34
Other Interest Bearing Liabilities	5.35	5.45	4.64	4.64	4.66
Total Interest Bearing Liabilities	4.07	4.02	3.68	3.65	3.60

Total Interest Expense to Earning Assets	3.67	3.61	3.28	3.23	3.22

Net Interest Margin	3.52%	3.40%	3.48%	3.41%	3.41%

(1)	Defined as interest checking, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.